For period ending March 31, 2009

File number 811-7528
Exhibit 77Q-2

Section 16(a) Beneficial Ownership Reporting Compliance

The registrant is not aware of any report required to be filed by its directors and officers pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, which was not timely filed.